Exhibit 2

CONTRIBUTION AND EXCHANGE AGREEMENT

This Contribution and Exchange Agreement (this “Agreement”) is made as of September 7, 2018 (the “Effective Date”), by and among Wanda America Entertainment, Inc., a Delaware corporation with its principal address at 850 New Burton Road, Suit 201, Delaware 19904, County of Kent, State of Delaware (the “Company”), Qingdao Wanda Movie & TV Investment Co., Ltd. (青岛万达影视投资有限公司), a limited liability company incorporated and existing under the laws of the People’s Republic of China, with its legal address at No. 1607, East Dongyue Road Huangdao District, Qingdao City, the People’s Republic of China (“QWM”), Wanda Culture Holding Co. Limited (萬達文化控股有限公司), a corporation incorporated and existing under the laws of Hong Kong, with its principal address at Unit 606, 6th Floor, Alliance Building, 133 Connaught Road Central, Hong Kong (“WCH”), and Wanda America Investment Holding Co. Ltd., a Delaware corporation, with its principal address at the City of Wilmington, County of New Castle, State of Delaware (“WAI” and, together with QWM and WCH, the “Contributors” and each a “Contributor”).

WHEREAS, the Company and the Contributors wish to enter into this Agreement, pursuant to which each Contributor will transfer to the Company the assets listed opposite their respective names on Schedule A attached hereto (collectively, the “Contributed Assets”), in exchange for shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), with a value equivalent to the value of the Contributed Assets contributed to the Company by such Contributor, as set forth on Schedule A (collectively, referred to as the
“2018 Contribution”); and

WHEREAS, for U.S. federal income tax purposes, WAI’s contribution of the AMC Shares (as defined on Schedule A) and QWM’s contribution of the QWM Note (as defined on Schedule A) in exchange for Common Stock of the Company are intended to be treated as an integrated transaction described in Section 351 of the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and the Contributors agree as follows:

ARTICLE I

CONTRIBUTION AND CANCELLATION

Section 1.01         As of the Effective Date, prior to the transactions described in Section 1.02 and 1.03 hereof, each Contributor hereby contributes, assigns, transfers, conveys and delivers to the Company, and the Company hereby accepts and acquires from such Contributor, all of such Contributor’s right, title and interest in and to the payables set forth opposite its name on Schedule A (the “Payables”), and WCH contributes, assigns, transfers, conveys and delivers to the Company, and the Company hereby accepts and acquires from WCH, all of WCH’s right, title and interest in and to the 100-Year Note (as defined on Schedule A), in each case, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind

(the “Contribution of Intercompany Payables”).  As a result of the Contribution of Intercompany Payables, each of the Payables set forth on Schedule A and the 100-Year Note shall be cancelled and each Contributor shall cease to have any rights with respect to its respective Payables and WCH shall cease to have any rights with respect to the 100-Year Note, except the right to receive Common Stock as provided herein.

Section 1.02         As of the Effective Date, immediately after the Contribution of Intercompany Payables, QWM contributes to the Company all of its right, title and interest in and to the QWM Note, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind, and the Company does hereby accept such transfer and conveyance.

Section 1.03         As of the Effective Date, immediately after the Contribution of Intercompany Payables, WAI contributes to the Company all of its right, title and interest in and to the AMC Shares, free and clear of any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind, and the Company does hereby accept such transfer and conveyance. Within five (5) days of the Effective Date, WAI shall cause a duly executed stock certificate evidencing the AMC Shares in the Company’s name to be delivered to the Company or such other evidence reasonably satisfactory to the Company that the Company has been entered as the owner of record of the AMC Shares as of the Effective Date in the books and records of AMC, in each case the delivery of which is hereby acknowledged to be an express condition of the Company’s obligation to issue Shares (as hereinafter defined) to WAI.

ARTICLE II

CONSIDERATION

Section 2.01         In exchange for the Contributed Assets as set forth in Article I above, the Company hereby issues to each Contributor that number of shares of Common Stock set forth opposite such Contributor’s name on Schedule A (the “Shares”).  The Company shall deliver to each Contributor one or more stock certificates representing the Shares acquired pursuant to this Agreement.  All Shares issued in exchange for the Contributed Assets in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to the Contributed Assets.

Section 2.02         The Shares issued pursuant to this Agreement shall be governed by the terms of the Company’s Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on November 30, 2015, as amended from time to time.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Contributors that:

Section 3.01         Organization.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own and operate its properties and to carry on its business as now conducted.

Section 3.02         Power and Authority. The Company has the requisite power and authority to execute and deliver this Agreement, and all other agreements and instruments contemplated hereby to which the Company is a party, and to perform its obligations hereunder and thereunder.  This Agreement and all other agreements and instruments contemplated hereby to which it is a party have been duly authorized, executed and delivered by or on behalf of it.  Assuming the due authorization, execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby by the other parties hereof and thereof, this Agreement and all other agreements and instruments contemplated hereby to which the Company is a party are legal, valid and binding agreements, enforceable against it in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.03         No Contravention.  Neither the execution, delivery or performance by the Company of this Agreement nor the consummation of the transactions contemplated hereby, or compliance by the Company with any of the provisions hereof, will conflict with, or result in a breach, violation of or default (with or without notice or lapse of time, or both) under, create any liability under, or give rise to a right of termination, modification, prepayment, suspension, limitation, revocation, acceleration or cancellation under (a) the provisions of the Company’s governing organizational documents, (b) any applicable law, rule, regulation or order, or (c) any agreement or other instrument binding upon the Company or any of the Company’s assets.

Section 3.04         No Consents.  No consent, approval, qualification, order or authorization, or filing with, any individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, or any other form of entity, or a government or agency or political subdivision thereof, is required on the part of the Company in connection with the valid execution, delivery or performance of this Agreement by the Company and the offer or issuance of the Shares by the Company, except for the consents and filings which have been or will be made or obtained prior to the date of this Agreement or which would not impair, prohibit or delay the Company’s ability to offer or issue the Shares in accordance with this Agreement.

Section 3.05         Restricted Securities.  The Company is an “accredited investor,” as such term is defined under the U.S. Securities Act of 1933, as amended (the “Securities Act’) and is acquiring the AMC Shares for investment purposes for its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Shares.  The Company acknowledges that the AMC Shares to be contributed to it will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act, and the AMC Shares are registered under any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws.

Section 3.06         Capitalization.  The Company has authorized a sufficient number of Shares to consummate the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS.

Each Contributor, severally and not jointly, hereby represents and warrants to the Company that:

Section 4.01         Organization.  Each Contributor is duly formed, validly existing and in good standing under the laws of its jurisdiction of formation. Each Contributor has full power and authority to own and operate its properties and to carry on its business as now conducted.

Section 4.02         Power and Authority.  Each Contributor has the requisite power and authority to execute and deliver this Agreement, and all other agreements and instruments contemplated hereby to which such Contributor is a party, and to perform its obligations hereunder and thereunder.  This Agreement and all other agreements and instruments contemplated hereby to which it is a party have been duly authorized, executed and delivered by or on behalf of each Contributor.  Assuming the due authorization, execution, delivery and performance of this Agreement and all other agreements and instruments contemplated hereby by the other parties hereof and thereof, this Agreement and all other agreements and instruments contemplated hereby to which the Contributor is a party are legal, valid and binding agreements, enforceable against it in accordance with their terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.03         No Contravention.  Neither the execution, delivery or performance by the Contributor of this Agreement nor the consummation of the transactions contemplated hereby, or compliance by the Contributor with any of the provisions hereof, will conflict with, or result in a breach, violation of or default (with or without notice or lapse of time, or both) under, create any liability under, or give rise to a right of termination, modification, prepayment, suspension, limitation, revocation, acceleration or cancellation under (a) the provisions of the Contributor’s governing organizational documents, (b) any applicable law, rule, regulation or order, or (c) any agreement or other instrument binding upon the Contributor or any of the Contributor’s assets.

Section 4.04         No Consents.  No consent, approval, qualification, order or authorization or, or filing with, any individual, partnership, joint-stock company, corporation, limited liability company, trust or unincorporated organization, or any other form of entity, or a government or agency or political subdivision thereof, is required on the part of the Contributor in connection with the valid execution, delivery or performance of this Agreement by the Contributor, except for the consents and filings which have been or will be made or obtained prior to the date of this

Agreement or which would not impair, prohibit or delay the Contributor’s ability to offer or issue the Shares in accordance with this Agreement.

Section 4.05         No Encumbrances.  Each Contributor has good and valid title to its respective Contributed Assets free and clear of any and all mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind.  WAI is not a party to any voting or other agreement to sell or otherwise transfer the AMC Shares being contributed to the Company pursuant to the terms of this Agreement.

Section 4.06         Restricted Securities.  Each Contributor is an “accredited investor,” as such term is defined under the Securities Act and is acquiring the Shares for investment purposes for its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Shares.  Each Contributor acknowledges that the Shares to be issued to it will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act, and the Shares are registered under any other applicable securities laws, or pursuant to an exemption from registration under the Securities Act and any other applicable securities laws.

ARTICLE V

COVENANTS

Section 5.01         Legends.  All certificates evidencing Shares shall, at the Company’s discretion, bear the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

If required by the authorities of any State in connection with the issuance of the Shares, the legend or legends required by such State authorities shall also be endorsed on all such certificates.

Section 5.02         Tax Treatment. It is intended that for U.S. federal income tax purposes, WAI’s contribution of the AMC Shares and QWM’s contribution of the QWM Note to the Company in exchange for the Shares shall be treated as an integrated transaction described in Section 351 of the Code.

ARTICLE VI

MISCELLANEOUS

Section 6.01         Amendment.  Any modification, waiver, amendment or termination of this Agreement or any provision hereof, shall be effective only if in writing and signed by all of the parties to this Agreement.

Section 6.02         Assignment.  This Agreement and the rights and obligations hereunder shall not be assigned, delegated, or otherwise transferred by the Company (whether by operation of law, by contract, or otherwise) without the prior written consent of the other parties hereto.

Section 6.03         Binding Effect.  Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.04         Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 6.05         Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter hereof, and supersedes all prior agreements or understandings among the parties hereto in respect of the subject matter hereof.

Section 6.06         Governing Law.  This Agreement shall be enforced, governed, and construed in all respects in accordance with the laws of the State of New York.

Section 6.07         Headings.  The article and section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

Section 6.08         Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one business day following the day sent by overnight courier (with written confirmation of receipt).

Section 6.09         No Violation of Law.  Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall not constitute an agreement to contribute, transfer, assign or deliver the Contributed Assets if an attempted contribution, transfer, assignment or delivery thereof, without the consent of a governmental authority, would constitute a violation of law.

Section 6.10         Severability.  If any provision of this Agreement or the application of such provision to any person or circumstance shall be held (by a court of jurisdiction) to be invalid, illegal, or unenforceable under the applicable law of any jurisdiction, (i) the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby, and (ii) such invalid, illegal, or unenforceable provision shall not affect the validity or enforceability of any other provision of this Agreement.

Section 6.11         Third-Party Beneficiaries.   Nothing express or implied in this Agreement is intended or shall be construed to confer upon or give any person other than the parties hereto and their respective permitted assigns, any rights or remedies under this Agreement.

Section 6.12         Waiver.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach by any party.

Section 6.13         Further Assurances.  The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents, and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Contribution and Exchange Agreement as of the date first written above.

COMPANY:

WANDA AMERICA ENTERTAINMENT, INC.

By:	/s/ Lin Zhang

Name: Lin Zhang

Title: Director

Address:	850 New Burton Road, Suit 201, Delaware 19904, County of Kent, State of Delaware

IN WITNESS WHEREOF, the parties have executed this Contribution and Exchange Agreement as of the date first written above.

CONTRIBUTOR:

QINGDAO WANDA MOVIE & TV INVESTMENT CO., LTD.

By:	/s/ Lin Zhang

Name: Lin Zhang

Title: Legal Representative

Address:	No. 1607, East Dongyue Road, Huangdao District, Qingdao City, the People’s Republic of China

IN WITNESS WHEREOF, the parties have executed this Contribution and Exchange Agreement as of the date first written above.

CONTRIBUTOR:

WANDA CULTURE HOLDING CO. LIMITED

By:	/s/ Lin Zhang

Name: Lin Zhang

Title: Director

Address:	Unit 606, 6th Floor, Alliance Building, 133 Connaught Road Central, Hong Kong

IN WITNESS WHEREOF, the parties have executed this Contribution and Exchange Agreement as of the date first written above.

CONTRIBUTOR:

WANDA AMERICA INVESTMENT HOLDING CO. LTD.

By:	/s/ Lin Zhang

Name: Lin Zhang

Title: Director

Address:	City of Wilmington, County of New Castle, State of Delaware

Schedule A

	Shares Owned before the 2018	Contributed Assets		Shares Issued for	Total Shares Owned following	Percentage Interest in the Company following the 2018
Contributor	Contribution	Intercompany Payables	QWM Note and AMC Shares	Contributed Assets	the Contribution	Contribution
Qingdao Wanda Movie & TV Investment Co., Ltd. (QWM)	100	US $354,221.01 Payable from the Company to QWM US $34,395,605.00 Payable from the Company to QWM that was assigned by WCG	Promissory note in the principal amount of US $250,000,000.00 issued by WCG to QWM (the “QWM Note”)	18.2561	118.2561	48.6834%
Wanda America Investment Holding Co. Ltd. (WAI)	0	US $44,330,000.00 Payable from the Company to WAI	75,826,927 shares of Class B common stock of AMC Entertainment Holdings, Inc. (“AMC”), which corresponds to 59.44% of the issued and outstanding shares of common stock of AMC (the “AMC Shares”)	95.3508	95.3508	39.2538%
Wanda Culture Holding Co. Limited (WCH)	0	US $367,145,217.59 Payable from the Company to WCH 100-year promissory note in the principal amount of US $412,500,000.00 issued by the Company to WCH (the “100-Year Note”)	—	29.3016	29.3016	12.0628%
Total	100	US $858,725,043.60	US$1,631,777,229.71	142.9085	242.9085	100%